U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 18, 2005
(Date of Report)

CACI International Inc
(Exact name of registrant as specified in its Charter)

Delaware	0-8401	54-1345899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road
Arlington, Virginia 22201
(Address of Principal executive offices)(ZIP code)

(703) 841-7800
(Registrant’s telephone number, including area code)

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 OTHER EVENTS

On May 18, 2005, the Registrant entered into a First Amendment to its Credit Agreement dated May 3, 2004, previously filed as Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K filed with the Commission September 13, 2004. The amendment refinances and replaces the preseent term loan in the amount of $350,000,000 with a new class of term loan in the aggregate principal amount of $346,500,000 having the same terms, rights and obligations as the present term loan, except the "Applicable Rate", as defined by the Agreement will be fifty (50) basis points lower than the original agreement. The amendment also requires the Registrant to effect a hedging strategy for fifty percent (50%) of the outstanding principal of the term loan portion of the credit facility.  A copy of the amendment is attached as Exhibit 99 to this current report on Form 8-K.

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EXHIBITS

Exhibit Number

99	First Amendment to the Credit Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:
/s/ Jeffrey P. Elefante
Jeffrey P. Elefante Executive Vice President, General Counsel and Secretary